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                                                                   Exhibit 10(b)

                  Letterhead of Sutherland Asbill & Brennan LLP



                                 April 28, 1999


The Franklin Life Insurance Company
#1 Franklin Square
Springfield, Illinois 62713

                  RE:      CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the statement of additional information filed as part of the registration statement on Form N-4 for Franklin Life Variable Annuity Fund (formerly Franklin Life Variable Annuity Fund A) (File No. 2-36394). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            Sincerely,

                                            SUTHERLAND ASBILL & BRENNAN LLP



                                            By: /s/ Stephen E. Roth
                                               ------------------------
                                                  Stephen E. Roth, Esq.